UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 10, 2012

Date of Report (Date of earliest event reported)

Annie’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

1610 Fifth Street

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

(510) 558-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 11, 2012, Annie’s, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report the voting results of its annual meeting of stockholders held on September 10, 2012 (the “Annual Meeting”), including, among other matters, the results of the advisory vote of the stockholders regarding the frequency of advisory stockholder votes on the compensation of the Company’s executives (the “Say-On-Pay Vote”). This Form 8-K/A is being filed as an amendment to the Original Report solely to disclose the decision of the Board of Directors of the Company (the “Board”) as to how frequently the Company will hold a Say-On-Pay Vote.

Item 5.07 Submission of Matters to a Vote of Security Holders

In a Say-On-Pay Vote held at the Annual Meeting, stockholders voted in favor of holding Say-On-Pay Votes on an annual basis. Consistent with this recommendation, on December 18, 2012, the Company’s Board of Directors determined that the Company will conduct future Say-On-Pay Votes annually until the next required vote on the frequency of Say-On-Pay Votes is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Board otherwise determines that a different frequency for holding Say-On-Pay Votes is in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annie’s, Inc.

Date: December 19, 2012	By:	/s/ Kelly J. Kennedy
Kelly J. Kennedy
Chief Financial Officer